Operating income gaap to non-gaap reconciliation Exhibit 99.4 (unaudited)

Earnings before interest, taxes, depreciation and amortization gaap to non-gaap reconciliation (unaudited)

Exhibit 99.4

OPERATING INCOME
GAAP TO NON-GAAP RECONCILIATION

(unaudited)

	Q4 2019	Fiscal 2019
(in millions)		
Operating Income	$ 0.5	$ 233.3
% of Revenue	0.0%	5.4%
Add: Asset Impairment & Restructuring Charges	76.2	80.5
Adjusted Operating Income	$ 76.7	$ 313.8
% of Revenue	5.8%	7.3%

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION
GAAP TO NON-GAAP RECONCILIATION

(unaudited)

	Fiscal 2019	Fiscal 2018	Fiscal 2017	Fiscal 2016	Fiscal 2015
(in millions)					
Net Income [(1)]	$ 191.3	$ 261.9	$ 204.2	$ 212.4	$ 213.3
Add: Provision for income taxes	54.0	83.2	83.0	122.8	108.6
Add: Depreciation and amortization	179.1	168.3	167.4	156.7	148.2
Add: Interest expense (income),net	(6.2)	(3.5)	0.4	1.1	1.7
EBITDA	$ 418.2	$ 509.9	$ 455.0	$ 493.0	$ 471.8
Add: Asset Impairment and restructuring charges	80.5	1.6	30.3	21.2	-
Adjusted EBITDA	$ 498.7	$ 511.5	$ 485.3	$ 514.2	$ 471.8

(1) Net Income for Fiscal 2015 represents Income from Continuing Operations